UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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GRIFFON CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 14, 2022

Dear Fellow Shareholder,

We are rapidly approaching our 2022 Annual Meeting on February 17, 2022. We need you to vote your WHITE proxy card or voter authorization form electronically by 11:59 pm ET on February 16. Please vote “FOR” all four of the Company’s highly qualified director nominees and our two important governance proposals.

We recognize Voss Capital has attempted to create a false narrative and unfavorable impression of the health of your company in order to elect its candidate to Griffon’s Board of Directors. Do not be misled by the typical, self-serving tactics of a dissident whose ~2% short-term ownership is attempting to disturb a proven, long-term value creation plan.

Griffon has a strong and independent Board. We have actively overseen the reshaping and improvement of Griffon, particularly with the dramatic changes to our portfolio businesses over the last several years since we redeployed the proceeds from the sale of the Clopay Plastics business into our CornellCookson and ClosetMaid businesses and dramatically strengthened our balance sheet. This resulted in a record year in 2021 in terms of revenue, EBITDA, and earnings per share. With the close of the immediately accretive acquisition of Hunter Fan, record backlog, and a strong first quarter, Griffon has never been in better shape.

We have evolved the Board and our governance. We will continue to refresh and diversify our Board, as we did this year with Michelle Taylor, a new nominee with significant supply chain and operations expertise and international experience. Including Ms. Taylor, half of our independent directors have been added in the last five years. We are also reshaping our governance in response to shareholder feedback, including declassifying the Board and reducing the percentage of voting power necessary to call a special meeting.

Throughout the evolution of Griffon since 2018, Robert Mehmel has been a critical member of the Board. He has overseen the improvement and growth of Griffon for the future. For this reason we are urging you to vote for Robert Mehmel rather than Voss’ nominee, Charles Diao using our WHITE Proxy card or Voter Authorization. Follow the simple instructions to vote via the internet. The deadline is midnight before our Thursday Annual Meeting.

As a member of the Board with vast operational experience, Mr. Mehmel played an instrumental role in transforming Griffon’s businesses and positioning the company for success. He also oversaw recent significant initiatives such as developing ClosetMaid’s online customer experience and the development of our West and East Coast facilities to support the growth and improved efficiency of our Consumer and Professional Products segment.

Mr. Mehmel has also overseen the due diligence for our acquisitions and spearheaded integration efforts and improvements at those businesses. For example, our CornellCookson acquisition was a great deal (as even Voss acknowledged); but, as we knew when we bought the company, it needed substantial upgrading and margin improvement, which Mr. Mehmel successfully led.

Together on the Board, Ron Kramer, CEO, and Mr. Mehmel, COO, are able to provide a full picture of the Company’s current operations so that the entire Board can guide the Company with an appreciation of the texture of Griffon’s companies in addition to a more strategic overview. We will not get this with Mr. Diao on the Board.

Mr. Mehmel’s commitment to Griffon is also backed by a financial commitment. He is a large shareholder, and has bought shares with his own funds. He is aligned with Griffon’s other long-term shareholders.

Voss has put forth Mr. Diao to advance a singular objective – to break up the Company and sell it in pieces – a bad short-term idea that will be value destructive. We believe that Mr. Mehmel’s longer-term perspective will yield substantially greater value for all our shareholders.

Remember, our Board, Management, all employees and our ESOP are aligned with your interests and own more than eight times the number of shares owned by Voss Capital.

We strongly urge Griffon shareholders to vote the WHITE proxy card “FOR” all four of our highly qualified and experienced director nominees and improvements in our governance documents in our two Charter Amendments. Time is short – your vote counts.

On behalf of the Board of Directors.

Sincerely,

Kevin F. Sullivan	Ronald J. Kramer
Lead Independent Director	Chairman and Chief Executive Officer

If you have any questions or need assistance in voting your shares please call or email: Call Toll-Free (800) 322-2885 gffproxy@mackenziepartners.com

Important Additional Information Regarding Proxy Solicitation

Griffon filed its proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2021 in connection with the solicitation of proxies for Griffon’s 2022 Annual Meeting (the “Proxy Statement”). Shareholders as of the record date of December 28, 2021, are eligible to vote at the 2022 Annual Meeting. Griffon, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Details concerning the nominees of Griffon’s Board of Directors for election at the 2022 Annual Meeting and information regarding the names of Griffon’s directors and executive officers and their respective interests in Griffon by security holdings or otherwise is set forth in Griffon’s Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, AND ANY SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the Proxy Statement and other relevant documents filed by Griffon with the SEC free of charge from the SEC’s website, www.sec.gov, or by directing a request by mail to Griffon Corporation, Attention: Corporate Secretary, at 712 Fifth Avenue, New York, NY 10019, or by visiting the investor relations section of Griffon’s website, www.griffon.com.

Forward-looking Statements

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, the impact of the Hunter Fan transaction, industries in which Griffon operates and the United States and global economies that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; Griffon’s ability to achieve expected savings from cost control, restructuring, integration and disposal initiatives; the ability to identify and successfully consummate, and integrate, value-adding acquisition opportunities (including, in particular, integration of the Hunter Fan acquisition); increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations; reduced military spending by the government on projects for which Griffon’s Telephonics Corporation supplies products, including as a result of defense budget cuts or other government actions; the ability of the federal government to fund and conduct its operations; increases in the cost or lack of availability of raw materials such as resin, wood and steel, components or purchased finished goods, including any potential impact on costs or availability resulting from tariffs; changes in customer demand or loss of a material customer at one of Griffon’s operating companies; the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses; political events that could impact the worldwide economy; a downgrade in Griffon’s credit ratings; changes in international economic conditions including interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands; the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies, such as litigation, regulatory and environmental matters; unfavorable results of government agency contract audits of Telephonics Corporation; our strategy, future operations, prospects and the plans of our businesses, including the exploration of strategic alternatives for Telephonics Corporation; Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights; the cyclical nature of the businesses of certain of Griffon’s operating companies; possible terrorist threats and actions and their impact on the global economy; the impact of COVID-19 on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business and operating facility failures, specifically among our customers and suppliers; Griffon’s ability to service and refinance its debt; and the impact of recent and future legislative and regulatory changes, including, without limitation, changes in tax law. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, as previously disclosed in the Company’s Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.